UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2015
(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2015, Capstead Mortgage Corporation (the “Company”) amended its Amended and Restated 2014 Flexible Incentive Plan (the “Plan”) to delete a sentence in Section 4.2 of the Plan (the “Amendment”), which allowed for forfeited shares to be re-issued under the Plan. As amended, the Plan will count the total number of shares initially awarded against the number of shares available for future awards under the Plan, thus eliminating so called “recycling” of forfeited shares. Because the Amendment curtails, rather than expands, the Plan, the board of directors of the Company has taken this action without requesting stockholder approval, consistent with the rules of the New York Stock Exchange.

The foregoing summary is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02.           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) The information set forth in Item 1.01 is incorporated by reference into this Item 5.02(e).

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1*	Amendment to Amended and Restated 2014 Flexible Incentive Plan

_________________________
*Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2015

CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary